Exhibit 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. Sec.1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Terry G. Roussel and Sharon C. Kaiser, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his and her knowledge, the Quarterly Report of Cornerstone Growth & Income REIT, Inc. on Form 10-Q for the three -month period ended June 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of  Cornerstone Growth & Income REIT, Inc.

/s/ TERRY G. ROUSSEL
Date: August 14, 2009	Terry G. Roussel
Chief Executive Officer (Principal Executive Officer)

/s/ SHARON C. KAISER
Date: August 14, 2009	Sharon C. Kaiser
Chief Financial Officer (Principal Financial Officer)